Exhibit 99.1

Investor Contact

Stephen Pettibone

203-351-3500

Media Contact KC Kavanagh 866-478-2777	One StarPoint Stamford, CT 06902 United States

STARWOOD REPORTS THIRD QUARTER

2012 RESULTS AND DECLARES ANNUAL

DIVIDEND OF $1.25 PER SHARE

STAMFORD, Conn. (October 25, 2012) – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported third quarter 2012 financial results.

Third Quarter 2012 Highlights

•	Excluding special items, EPS from continuing operations was $0.58. Including special items, EPS from continuing operations was $0.75.

•	Adjusted EBITDA was $275 million, which included $12 million of EBITDA from the St. Regis Bal Harbour residential project.

•	Excluding special items, income from continuing operations was $114 million. Including special items, income from continuing operations was $147 million.

•

Worldwide Systemwide REVPAR for Same-Store Hotels increased 4.7% in constant dollars (1.3% in actual dollars) compared to 2011. Systemwide REVPAR for Same-Store Hotels in North America increased 5.3% in constant dollars (4.8% in actual dollars).

•	Management fees, franchise fees and other income increased 8.4% compared to 2011.

•	Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 100 basis points compared to 2011.

•	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 2.3% in constant dollars (decreased 2.2% in actual dollars) compared to 2011.

•	Margins at Starwood branded Same-Store Owned Hotels Worldwide increased approximately 10 basis points compared to 2011.

•

Earnings from Starwood’s vacation ownership and residential business increased approximately $19 million compared to 2011, including $12 million of earnings from the St. Regis Bal Harbour residential project.

•	During the quarter, the Company signed 25 hotel management and franchise contracts, representing approximately 4,800 rooms, and opened 20 hotels and resorts with approximately 6,500 rooms.

•	Starwood’s Board of Directors has declared the Company’s annual cash dividend of $1.25 per share, an increase of 150% from the prior year.

•

On October 24, 2012, the Company completed a securitization involving the issuance of $165.7 million of fixed rate notes. Starwood is contributing approximately $174.4 million in timeshare mortgages resulting in an advance rate of 95% with an effective note yield of 2.02%.

Third Quarter 2012 Earnings Summary

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the third quarter of 2012 of $0.75 compared to $0.85 in the third quarter of 2011. Excluding special items, EPS from continuing operations was $0.58 for the third quarter of 2012 compared to $0.60 in the third quarter of 2011. Special items in the third quarter of 2012, which totaled a benefit of $33 million (after-tax), primarily related to an income tax benefit on the sale of two wholly-owned hotels. Special items in the third quarter of 2011, which totaled a benefit of $47 million (after-tax), primarily related to a gain on an asset exchange transaction. Excluding special items, the effective income tax rate in the third quarter of 2012 was 30.8% compared to a benefit of 4.8% in the third quarter of 2011. The effective income tax rate in the third quarter of 2011 included a favorable settlement of an IRS audit.

Income from continuing operations was $147 million in the third quarter of 2012, compared to $165 million in the third quarter of 2011. Excluding special items, income from continuing operations was $114 million in the third quarter of 2012. Excluding special items, income from continuing operations was $118 million in the third quarter of 2011 and included a $35 million benefit associated with the favorable settlement of an IRS audit.

Net income was $170 million and $0.87 per share in the third quarter of 2012, compared to $163 million and $0.84 per share in the third quarter of 2011. Net income in the third quarter of 2012 benefited from a $23 million (net of tax) reversal of reserves, following the favorable settlement, in the quarter, of certain liabilities associated with a former ITT subsidiary.

Frits van Paasschen, CEO, said, “We delivered another solid quarter of EBITDA and EPS growth led by continued gains in both room rates and occupancy. Global RevPAR grew nearly 5% in constant currency, despite a deceleration in the global economy. In fact, occupancy rose in all regions and is now reaching or exceeding peak levels in many markets around the world.”

“Looking ahead, our results will be driven by two things: first, the trajectory of the global recovery and whether it regains its momentum in 2013; and second, our ability to use our high-end, global brands, to get more than our fair share of the long-term growth in global travel.”

Nine Months Ended September 30, 2012 Earnings Summary

Income from continuing operations was $405 million in the nine months ended September 30, 2012 compared to $344 million in the same period in 2011. Excluding special items, income from continuing operations was $376 million in the nine months ended September 30, 2012, compared to $273 million in the same period in 2011.

Net income was $420 million and $2.14 per share in the nine months ended September 30, 2012 compared to $322 million and $1.66 per share in the same period in 2011.

Adjusted EBITDA was $895 million in the nine months ended September 30, 2012, which includes $125 million of EBITDA from the St. Regis Bal Harbour Resort residential project (“Bal Harbour”), compared to $711 million in the same period in 2011.

Third Quarter 2012 Operating Results

Management and Franchise Revenues

Worldwide Systemwide REVPAR for Same-Store Hotels increased 4.7% in constant dollars (1.3% in actual dollars) compared to the third quarter of 2011. International Systemwide REVPAR for Same-Store Hotels increased 3.9% in constant dollars (decreased 3.0% in actual dollars).

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by region:

	REVPAR
Region	Constant Dollars	Actual Dollars
North America	5.3%	4.8%
Europe	3.1%	(9.1)%
Asia Pacific	4.3%	0.7%
Africa and the Middle East	7.0%	3.2%
Latin America	3.0%	3.0%

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by brand:

	REVPAR
Brand	Constant Dollars	Actual Dollars
St. Regis/Luxury Collection	5.7%	(1.9)%
W Hotels	6.7%	4.6%
Westin	6.2%	3.4%
Sheraton	2.8%	0.6%
Le Méridien	3.8%	(4.0)%
Four Points by Sheraton	5.4%	3.3%
Aloft	8.7%	7.8%

Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 100 basis points compared to 2011. International gross operating profit margins for Same-Store Company-Operated properties increased 80 basis points. North American Same-Store Company-Operated gross operating profit margins increased approximately 140 basis points, driven by REVPAR increases and cost controls.

Management fees, franchise fees and other income were $219 million, up $17 million, or 8.4% (10.1% in constant dollars) compared to the third quarter of 2011. Management fees increased 7.0% to $122 million and franchise fees increased 10.4% to $53 million.

Development

During the third quarter of 2012, the Company signed 25 hotel management and franchise contracts, representing approximately 4,800 rooms, of which 18 are new builds and seven are conversions from other brands. At September 30, 2012, the Company had approximately 370 hotels in the active pipeline representing approximately 95,000 rooms.

During the third quarter of 2012, 20 new hotels and resorts (representing approximately 6,500 rooms) entered the system, including Sheraton Macao Hotel (China, 1,796 rooms), ITC Grand Chola – a Luxury Collection Hotel (India, 600 rooms), W Singapore – Sentosa Cove (Singapore, 240 rooms), Sheraton Vitoria Hotel (Brazil, 234 rooms), and Sheraton Tampa East Hotel (Florida, 265 rooms). Additionally, during the quarter, the Company reopened its owned Aloft San Francisco Airport which was converted from an unbranded hotel. Four properties (representing approximately 800 rooms) were removed from the system during the quarter.

Owned, Leased and Consolidated Joint Venture Hotels

Worldwide REVPAR at Starwood branded Same-Store Owned Hotels increased 2.3% in constant dollars (decreased 2.2% in actual dollars) when compared to 2011. REVPAR at Starwood branded Same-Store Owned Hotels in North America increased 0.6% in constant dollars (decreased 0.5% actual dollars). Internationally, Starwood branded Same-Store Owned Hotel REVPAR increased 3.8% in constant dollars (decreased 3.7% in actual dollars).

Revenues at Starwood branded Same-Store Owned Hotels Worldwide increased 1.5% in constant dollars (decreased 2.9% in actual dollars) while costs and expenses increased 1.0% in constant dollars (decreased 3.1% in actual dollars) when compared to 2011. Margins at these hotels increased approximately 10 basis points.

Revenues at Starwood branded Same-Store Owned Hotels in North America decreased 1.5% in constant dollars (2.5% in actual dollars) while costs and expenses decreased 0.2% in constant dollars (1.1% in actual dollars) when compared to 2011. Margins at these hotels decreased approximately 130 basis points.

Internationally, revenues at Starwood branded Same-Store Owned Hotels increased 4.1% in constant dollars (decreased 3.1% in actual dollars) while costs and expenses increased 2.3% in constant dollars (decreased 5.0% in actual dollars) when compared to 2011. Margins at these hotels increased approximately 140 basis points.

Revenues at owned, leased and consolidated joint venture hotels were $425 million, compared to $441 million in 2011. Expenses at owned, leased and consolidated joint venture hotels were $348 million compared to $361 million in 2011. Third quarter results were negatively impacted by four asset sales that took place since the third quarter of 2011.

Vacation Ownership

Total vacation ownership revenues increased 2.2% to $141 million in the third quarter of 2012 when compared to 2011, primarily due to the increased revenues from resort operations. Originated contract sales of vacation ownership intervals and numbers of contracts signed decreased 1.2% and 3.8%, respectively, primarily due to lower tour flow partially offset by a slight increase in the average price of vacation ownership units sold. The average price per vacation ownership unit sold increased 1.8% to approximately $14,300, driven by inventory mix.

Residential

The Company’s residential revenues were $67 million compared to $2 million in 2011. The Company realized residential revenues from Bal Harbour during the third quarter of 2012 of $62 million and generated EBITDA of $12 million. During the third quarter of 2012, the Company closed sales of 14 units at Bal Harbour and realized incremental cash proceeds of $59 million associated with these units. From project inception through September 30, 2012, the Company has closed contracts on approximately 64% of the total residential units available at Bal Harbour.

Selling, General, Administrative and Other

Selling, general, administrative and other expenses decreased 1.1% to $87 million compared to $88 million in 2011. The Company is now targeting a 3% to 4% increase for the full year.

Capital

Gross capital spending during the quarter included approximately $37 million of maintenance capital and $78 million of development capital.

Asset Sales

During the quarter, the Company completed the sales of two wholly-owned hotels, the W Chicago - Lakeshore and W Los Angeles - Westwood, for cash proceeds of approximately $244 million. These hotels were sold subject to long-term management contracts.

Timeshare Securitization

On October 24, 2012, the Company completed a securitization involving the issuance of $165.7 million of fixed rate notes. Starwood is contributing approximately $174.4 million in timeshare mortgages resulting in an advance rate of 95% with an effective note yield of 2.02%. The proceeds from the transaction will be used for general corporate purposes and the pay down of the securitized vacation ownership debt related to its 2005 securitization.

Dividend

The Board of Directors has declared the Company’s annual cash dividend of $1.25 per share, an increase of 150% from the prior year. The dividend will be paid on December 28, 2012 to shareholders of record on December 14, 2012.

Share Repurchase

In the third quarter of 2012, the Company repurchased 1.6 million shares at a total cost of approximately $78.7 million. Year to date, the Company has repurchased 2.8 million shares at a total cost of approximately $140 million. As of September 30, 2012, approximately $360 million remained available under the Company’s share repurchase authorization.

Balance Sheet

At September 30, 2012, the Company had gross debt of $1.654 billion, cash and cash equivalents of $795 million (including $144 million of restricted cash) and net debt of $859 million, compared to net debt of $1.242 billion as of June 30, 2012, in each case, excluding debt and restricted cash associated with securitized vacation ownership notes receivable. Net debt at September 30, 2012, including $410 million of debt and $17 million of restricted cash associated with securitized vacation ownership notes receivables, was $1.252 billion.

At September 30, 2012, debt was approximately 88% fixed rate and 12% floating rate and its weighted average maturity was 4.1 years with a weighted average interest rate of 7.03%, excluding the securitized debt. The Company had cash (including current restricted cash) and availability under the domestic and international revolving credit facility of approximately $2.297 billion.

Outlook

For the Full Year 2012:

•	Including Bal Harbour, which is expected to contribute approximately $135 million of EBITDA, adjusted EBITDA is expected to be approximately $1.190 billion to $1.195 billion.

•	Excluding Bal Harbour, adjusted EBITDA is expected to be approximately $1.055 billion to $1.060 billion, assuming:

•	REVPAR increases at Same-Store Company-Operated Hotels Worldwide of 5% to 6% in constant dollars (approximately 200 basis points lower in dollars at current exchange rates).

•	REVPAR increases at Same-Store Owned Hotels Worldwide of 3% to 4% in constant dollars (approximately 250 basis points lower in dollars at current exchange rates).

•	Margins at Same-Store Owned Hotels Worldwide increase 50 to 100 basis points.

•	Management fees, franchise fees and other income increase approximately 9% to 10%.

•	Earnings from the Company’s vacation ownership and residential business of approximately $158 million.

•	Selling, general and administrative expenses increase approximately 3% to 4%.

•	Full year earnings are negatively impacted by approximately $10 million due to recent asset sales.

•	Depreciation and amortization is expected to be approximately $280 million.

•

Interest expense is expected to be approximately $185 million, excluding the $15 million of redemption premiums and other costs associated with the Senior Notes redemption in the second quarter of 2012.

•	Including Bal Harbour, full year effective tax rate is expected to be approximately 31%, and cash taxes are expected to be approximately $100 million.

•	Including Bal Harbour, EPS before special items is expected to be approximately $2.55 to $2.57.

•

Full year capital expenditures (excluding vacation ownership and residential inventory) is expected to be approximately $150 million for maintenance, renovation and technology. In addition, in-flight investment projects and prior commitments for joint ventures and other investments are expected to total approximately $325 million.

•	Vacation ownership (excluding Bal Harbour) is expected to generate approximately $200 million in positive cash flow. Bal Harbour is expected to generate at least $400 million in net cash flow.

For the three months ended December 31, 2012:

•	Including Bal Harbour, which is expected to contribute approximately $10 million of EBITDA, adjusted EBITDA is expected to be approximately $295 million to $300 million.

•	Excluding Bal Harbour, adjusted EBITDA is expected to be approximately $285 million to $290 million, assuming:

•	REVPAR increases at Same-Store Company-Operated Hotels Worldwide of 4% to 6% in constant dollars (approximately 50 basis points lower in dollars at current exchange rates).

•	REVPAR increases at Same-Store Company Owned Hotels Worldwide of 3% to 4% in constant dollars (approximately 50 basis points lower in dollars at current exchange rates).

•	Management fees, franchise fees and other income increase approximately 4% to 5%.

•	Earnings from the Company’s vacation ownership and residential business are down approximately $5 million year over year.

•	Fourth quarter earnings are negatively impacted by approximately $8 million due to recent asset sales.

•	Depreciation and amortization is expected to be approximately $70 million.

•	Interest expense is expected to be approximately $43 million.

•	Including Bal Harbour, income from continuing operations is expected to be approximately $126 million to $129 million, reflecting an effective tax rate of approximately 31%.

•	Including Bal Harbour, EPS is expected to be approximately $0.64 to $0.66.

For the Full Year 2013:

At this point, the Company expects REVPAR at Same-Store Company-Operated Hotels Worldwide to increase 4% to 7% in constant dollars. The Company also expects Bal Harbour to contribute approximately $30 million to $40 million in EBITDA, which is approximately $100 million lower than 2012. Asset sales completed to date will reduce 2013 EBITDA by approximately $20 million year over year and approximately $30 million on an annualized basis. The Company will provide more details on its 2013 expectations in February.

Special Items

The Company’s special items netted to a benefit of $1 million ($33 million after-tax) in the third quarter of 2012 compared to a benefit of $45 million ($47 million after-tax) in the same period of 2011.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

Three Months Ended September 30,			Nine Months Ended September 30,
2012	2011		2012	2011
$114	$118	Income from continuing operations before special items	$376	$273

$0.58	$0.60	EPS before special items	$1.91	$1.40

		Special Items
—	—	Restructuring, goodwill impairment, and other special (charges) credits, net (a)	11	—
1	45	Gain (loss) on asset dispositions and impairments, net (b)	(7)	14
—	—	Debt extinguishment (c)	(15)	—

1	45	Total special items – pre-tax	(11)	14
32	2	Income tax benefit (expense) for special items (d)	40	57

33	47	Total special items – after-tax	29	71

$147	$165	Income from continuing operations	$405	$344

$0.75	$0.85	EPS including special items	$2.06	$1.77

(a)	During the nine months ended September 30, 2012, the Company recorded a favorable adjustment of $11 million to reverse a portion of a litigation reserve.
(b)	During the nine months ended September 30, 2012, the net loss primarily relates to the sale of one wholly-owned hotel.

During the three months ended September 30, 2011, the net gain primarily relates to an asset exchange transaction. During the nine months ended September 30, 2011, the gain from the asset exchange transaction was partially offset by the impairment of a minority investment in a joint venture hotel located in Japan.

(c)	During the nine months ended September 30, 2012, the net charges are associated with the redemption of approximately $495 million of senior notes.
(d)	During the three and nine months ended September 30, 2012, the tax benefit primarily relates to the sale of two hotels with high tax bases.

During the three months ended September 30, 2011, the benefit relates primarily to a tax benefit on the asset exchange transaction described above and the utilization of capital loss carry forwards, partially offset by tax expense as the result of a settlement of an IRS audit. During the nine months ended September 30, 2011, in addition to the activity in the third quarter, the tax benefit primarily relates to the sale of two wholly-owned hotels with high tax bases as a result of a previous transaction.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Starwood will be conducting a conference call to discuss the third quarter financial results at 10:30 a.m. EDT today at (866) 921-0636 with conference ID 28294184. The conference call will be available through a simultaneous webcast in the News & Events section of the Company’s website at http://www.starwoodhotels.com/corporate/investor_relations.html. A replay of the conference call will also be available from 1:30 p.m. EDT today through Thursday, November 1, 2012 at 12:00 midnight EDT by telephone at (855) 859-2056 with conference ID 28294184. A webcast replay will be active beginning at 1:30 p.m. EDT today and will run for one year.

Definitions

All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common stockholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common stockholders (i.e. excluding amounts attributable to noncontrolling interests). All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the Company, as well as for individual properties or groups of properties, because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring, goodwill impairment and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company-Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned, leased and managed hotels. References to Systemwide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to revenues in constant dollars represent revenues, excluding the impact of the movement of foreign exchange rates. The Company calculates revenues in constant dollars by calculating revenues for the current year using the prior year’s exchange rates. The Company uses this revenue measure to better understand the underlying results and trends of the business, excluding the impact of movements in foreign exchange rates.

All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology. All references to earnings from vacation ownership and residential represents operating income before depreciation expense. All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with 1,128 properties in nearly 100 countries and 154,000 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, Aloft®, and ElementSM. The Company boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG), allowing members to earn and redeem points for room stays, room upgrades and flights, with no blackout dates. Starwood also owns Starwood Vacation Ownership, Inc., a premier provider of world-class vacation experiences through villa-style resorts and privileged access to Starwood brands. For more information, including reconciliations of non-GAAP financial measures to GAAP financial measures, please visit www.starwoodhotels.com or contact Investor Relations at (203) 351-3500.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, natural disasters, business and financing conditions (including the condition of credit markets in the U.S. and internationally), foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Unaudited Consolidated Statements of Income

(In millions, except per share data)

Three Months Ended September 30,				Nine Months Ended September 30,
2012	2011	% Variance		2012	2011	% Variance
			Revenues
$425	$441	(3.6)	Owned, leased and consolidated joint venture hotels	$1,280	$1,329	(3.7)
208	140	48.6	Vacation ownership and residential sales and services	1,038	439	n/m
219	202	8.4	Management fees, franchise fees and other income	642	580	10.7
603	589	2.4	Other revenues from managed and franchised properties(a)	1,828	1,745	4.8

1,455	1,372	6.0		4,788	4,093	17.0
			Costs and Expenses
348	361	3.6	Owned, leased and consolidated joint venture hotels	1,057	1,103	4.2
156	107	(45.8)	Vacation ownership and residential	790	330	n/m
87	88	1.1	Selling, general, administrative and other	269	256	(5.1)
—	—	—	Restructuring, goodwill impairment and other special charges (credits), net	(11)	—	n/m
55	57	3.5	Depreciation	168	177	5.1
6	8	25.0	Amortization	18	23	21.7
603	589	(2.4)	Other expenses from managed and franchised properties(a)	1,828	1,745	(4.8)

1,255	1,210	(3.7)		4,119	3,634	(13.3)
200	162	23.5	Operating income	669	459	45.8
4	(5)	n/m	Equity (losses) earnings and gains and (losses) from unconsolidated ventures, net	19	6	n/m
(39)	(45)	13.3	Interest expense, net of interest income of $0, $1, $1 and $2	(149)	(151)	1.3
1	45	(97.8)	Gain (loss) on asset dispositions and impairments, net	(7)	14	n/m

166	157	5.7	Income from continuing operations before taxes and noncontrolling interests	532	328	62.2
(19)	8	n/m	Income tax benefit (expense)	(127)	14	n/m

147	165	(10.9)	Income (loss) from continuing operations	405	342	18.4
			Discontinued Operations:
23	(2)	n/m	Gain (loss) on dispositions, net of tax	15	(22)	n/m

170	163	4.3	Net income (loss)	420	320	31.3
—	—	—	Net loss (income) attributable to noncontrolling interests	—	2	(100.0)

$170	$163	4.3	Net income (loss) attributable to Starwood	$420	$322	30.4

			Earnings (Losses) Per Share – Basic
$0.76	$0.88	(13.6)	Continuing operations	$2.10	$1.83	14.8
0.12	(0.01)	n/m	Discontinued operations	0.08	(0.12)	n/m

$0.88	$0.87	1.1	Net income (loss)	$2.18	$1.71	27.5

			Earnings (Losses) Per Share – Diluted
$0.75	$0.85	(11.8)	Continuing operations	$2.06	$1.77	16.4
0.12	(0.01)	n/m	Discontinued operations	0.08	(0.11)	n/m

$0.87	$0.84	3.6	Net income (loss)	$2.14	$1.66	28.9

			Amounts attributable to Starwood’s Common Stockholders
$147	$165	(10.9)	Continuing operations	$405	$344	17.7
23	(2)	n/m	Discontinued operations	15	(22)	n/m

$170	$163	4.3	Net income (loss)	$420	$322	30.4

193	190		Weighted average number of shares	193	189

196	195		Weighted average number of shares assuming dilution	197	195

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Consolidated Balance Sheets

(In millions, except share data)

	September 30, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$651	$454
Restricted cash	158	232
Accounts receivable, net of allowance for doubtful accounts of $50 and $46	575	569
Inventories	414	812
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $8 and $10	58	64
Current deferred tax asset	256	278
Prepaid expenses and other	138	125

Total current assets	2,250	2,534
Investments	261	259
Plant, property and equipment, net	3,134	3,175
Assets held for sale, net	118	127
Goodwill and intangible assets, net	2,013	2,025
Deferred tax assets	624	639
Other assets(a)	461	355
Securitized vacation ownership notes receivable	348	446

Total assets	$9,209	$9,560

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt(b)	$1	$3
Accounts payable	111	144
Current maturities of long-term securitized vacation ownership debt	111	130
Accrued expenses	1,140	1,177
Accrued salaries, wages and benefits	363	375
Accrued taxes and other	156	163

Total current liabilities	1,882	1,992
Long-term debt(b)	1,653	2,194
Long-term securitized vacation ownership debt	299	402
Deferred income taxes	46	46
Other liabilities	1,951	1,971

Total liabilities	5,831	6,605

Commitments and contingencies
Stockholders’ equity:
Common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 195,939,892 and 195,913,400 shares at September 30, 2012 and December 31, 2011, respectively	2	2
Additional paid-in capital	951	963
Accumulated other comprehensive loss	(337)	(348)
Retained earnings	2,757	2,337

Total Starwood stockholders’ equity	3,373	2,954
Noncontrolling interest	5	1

Total stockholders’ equity	3,378	2,955

Total liabilities and stockholders’ equity	$9,209	$9,560

(a)	Includes restricted cash of $3 million and $2 million at September 30, 2012 and December 31, 2011, respectively.
(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $415 million and $432 million at September 30, 2012 and December 31, 2011, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Historical Data

(In millions)

Three Months Ended September 30,				Nine Months Ended September 30,
2012	2011	% Variance		2012	2011	% Variance
			Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
$170	$163	4.3	Net income (loss)	$420	$322	30.4
41	57	(28.1)	Interest expense(a)	157	170	(7.6)
35	(7)	n/m	Income tax (benefit) expense(b)	142	(11)	n/m
63	65	(3.1)	Depreciation(c)	190	200	(5.0)
6	8	(25.0)	Amortization(d)	20	26	(23.1)

315	286	10.1	EBITDA	929	707	31.4
(1)	(45)	97.8	(Gain) loss on asset dispositions and impairments, net	7	(14)	n/m
(39)	—	n/m	Discontinued operations (gain) loss on dispositions(e)	(30)	18	n/m
—	—	—	Restructuring, goodwill impairment and other special charges (credits), net	(11)	—	n/m

$275	$241	14.1	Adjusted EBITDA	$895	$711	25.9

(a)	Includes $2 million and $11 million of Starwood’s share of interest expense of unconsolidated joint ventures for the three months ended September 30, 2012 and 2011, respectively, and $7 million and $17 million for the nine months ended September 30, 2012 and 2011, respectively.
(b)	Includes $16 million and $2 million of tax expense recorded in discontinued operations dispositions for the three months ended September 30, 2012 and 2011, respectively, and $15 million and $4 million for the nine months ended September 30, 2012 and 2011, respectively. Also includes $1 million of tax benefit recorded in discontinued operations for the three and nine months ended September 30, 2011.
(c)	Includes $8 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for each of the three months ended September 30, 2012 and 2011, and $22 million and $23 million for the nine months ended September 30, 2012 and 2011, respectively.
(d)	Includes $2 and $3 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the nine months ended September 30, 2012 and 2011, respectively.
(e)	Excludes the amount of income tax expense (benefit) included within (b) above.

Non-GAAP to GAAP Reconciliations – Branded Same-Store Owned Hotels Worldwide

(In millions)

	Three Months Ended September 30, 2012
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$(9.8)	(2.9)%
Impact of changes in foreign exchange rates	15.0	4.4%

Revenue increase/(decrease) in constant dollars	$5.2	1.5%

Expense
Expense increase/(decrease) (GAAP)	$(8.4)	(3.1)%
Impact of changes in foreign exchange rates	11.2	4.1%

Expense increase/(decrease) in constant dollars	$2.8	1.0%

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliation –

Earnings from Vacation Ownership and Residential Business

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	$ Variance	2012	2011	$ Variance
Earnings from vacation ownership and residential	$52	$33	$19	$248	$109	$139
Depreciation expense	(5)	(5)	—	(15)	(17)	2

Operating income from vacation ownership and residential	$47	$28	$19	$233	$92	$141

Non-GAAP to GAAP Reconciliation –

Earnings from Bal Harbour

(In millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	$ Variance	2012	2011	$ Variance
Earnings from Bal Harbour	$12	$(2)	$14	$125	$(7)	$132
Depreciation expense	—	—	—	—	—	—

Operating income from Bal Harbour	$12	$(2)	$14	$125	$(7)	$132

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Future Performance

(In millions, except per share data)

Low Case

Three Months Ended December 31, 2012		Year Ended December 31, 2012
$126	Net income	$546
43	Interest expense	200
56	Income tax expense(a)	198
70	Depreciation and amortization	280

295	EBITDA	1,224
—	Restructuring, goodwill impairment and other special charges (credits), net	(11)
—	(Gain) loss on asset dispositions and impairments, net	7
—	Discontinued operations (gain) loss on dispositions	(30)

$295	Adjusted EBITDA	$1,190

Three Months Ended December 31, 2012		Year Ended December 31, 2012
$126	Income from continuing operations before special items	$502

$0.64	EPS before special items	$2.55

	Special Items
—	Restructuring and other special credits	11
—	Gain (loss) on asset dispositions and impairments, net	(7)
—	Debt extinguishment	(15)

—	Total special items – pre-tax	(11)
—	Income tax benefit associated with special items	40

—	Total special items – after-tax	29

$126	Income from continuing operations	$531

$0.64	EPS including special items	$2.70

High Case

Three Months Ended December 31, 2012		Year Ended December 31, 2012
$129	Net income	$549
43	Interest expense	200
58	Income tax expense(a)	200
70	Depreciation and amortization	280

300	EBITDA	1,229
—	Restructuring, goodwill impairment and other special charges (credits), net	(11)
—	(Gain) loss on asset dispositions and impairments, net	7
—	Discontinued operations (gain) loss on dispositions	(30)

$300	Adjusted EBITDA	$1,195

Three Months Ended December 31, 2012		Year Ended December 31, 2012
$129	Income from continuing operations before special items	$505

$0.66	EPS before special items	$2.57

	Special Items
—	Restructuring and other special credits	11
—	Gain (loss) on asset dispositions and impairments, net	(7)
—	Debt extinguishment	(15)

—	Total special items – pre-tax	(11)
—	Income tax benefit associated with special items	40

—	Total special items – after-tax	29

$129	Income from continuing operations	$534

$0.66	EPS including special items	$2.72

(a)	The full year amounts include a $15 million tax expense recorded in discontinued operations.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations –

Future Earnings from Vacation Ownership and Residential Business

Excluding Bal Harbour

(In millions)

	Three Months Ended December 31,
	2012	2011	$ Variance
Earnings from vacation ownership and residential	$35	$40	$(5)
Depreciation expense	(5)	(5)	—

Operating income from vacation ownership and residential	$30	$35	$(5)

Year Ended December 31, 2012
Earnings from vacation ownership and residential	$158
Depreciation expense	(20)

Operating income from vacation ownership and residential	$138

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations –

Future Earnings from Bal Harbour

(In millions)

	Three Months Ended December 31,
	2012	2011	$ Variance
Earnings from Bal Harbour	$10	$33	$(23)
Depreciation expense	—	—	—

Operating income from Bal Harbour	$10	$33	$(23)

Year Ended December 31, 2012
Earnings from Bal Harbour	$135
Depreciation expense	—

Operating income from Bal Harbour	$135

Low Case

Year Ended December 31, 2013
Earnings from Bal Harbour	$30
Depreciation expense	—

Operating Income from Bal Harbour	$30

High Case

Year Ended December 31, 2013
Earnings from Bal Harbour	$40
Depreciation expense	—

Operating Income from Bal Harbour	$40

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses

(In millions)

Three Months Ended September 30,				Nine Months Ended September 30,
2012	2011	% Variance	Same-Store Owned Hotels Worldwide	2012	2011	% Variance
			Revenue
$359	$367	(2.2)	Same-Store Owned Hotels(a)	$1,055	$1,054	0.1
12	27	(55.6)	Hotels Sold or Closed in 2012 and 2011	48	117	(59.0)
48	40	20.0	Hotels Without Comparable Results	157	137	14.6
6	7	(14.3)	Other ancillary hotel operations	20	21	(4.8)

$425	$441	(3.6)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,280	$1,329	(3.7)

			Costs and Expenses
$288	$296	2.7	Same-Store Owned Hotels(a)	$846	$855	1.1
8	20	60.0	Hotels Sold or Closed in 2012 and 2011	35	98	64.3
46	38	(21.1)	Hotels Without Comparable Results	157	130	(20.8)
6	7	14.3	Other ancillary hotel operations	19	20	5.0

$348	$361	3.6	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,057	$1,103	4.2

Three Months Ended September 30,				Nine Months Ended September 30,
2012	2011	% Variance	Same-Store Owned Hotels North America	2012	2011	% Variance
			Revenue
$181	$183	(1.1)	Same-Store Owned Hotels(a)	$576	$571	0.9
12	23	(47.8)	Hotels Sold or Closed in 2012 and 2011	48	104	(53.8)
34	24	41.7	Hotels Without Comparable Results	103	75	37.3
—	—	—	Other ancillary hotel operations	—	—	—

$227	$230	(1.3)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$727	$750	(3.1)

			Costs and Expenses
$157	$158	0.6	Same-Store Owned Hotels(a)	$483	$482	(0.2)
8	16	50.0	Hotels Sold or Closed in 2012 and 2011	35	85	58.8
35	25	(40.0)	Hotels Without Comparable Results	106	73	(45.2)
—	—	—	Other ancillary hotel operations	1	—	n/m

$200	$199	(0.5)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$625	$640	2.3

Three Months Ended September 30,				Nine Months Ended September 30,
2012	2011	% Variance	Same-Store Owned Hotels International	2012	2011	% Variance
			Revenue
$178	$184	(3.3)	Same-Store Owned Hotels(a)	$479	$483	(0.8)
—	4	(100.0)	Hotels Sold or Closed in 2012 and 2011	—	13	(100.0)
14	16	(12.5)	Hotels Without Comparable Results	54	62	(12.9)
6	7	(14.3)	Other ancillary hotel operations	20	21	(4.8)

$198	$211	(6.2)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$553	$579	(4.5)

			Costs and Expenses
$131	$138	5.1	Same-Store Owned Hotels(a)	$363	$373	2.7
—	4	100.0	Hotels Sold or Closed in 2012 and 2011	—	13	100.0
11	13	15.4	Hotels Without Comparable Results	51	57	10.5
6	7	14.3	Other ancillary hotel operations	18	20	10.0

$148	$162	8.6	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$432	$463	6.7

(a)	Same-Store Owned Hotel results exclude four hotels sold and 11 hotels without comparable results for the three months ended September 30, 2012 and seven hotels sold and 12 hotels without comparable results for the nine months ended September 30, 2012.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics—Same Store

For the Three Months Ended September 30,

UNAUDITED

	Systemwide— Worldwide			Systemwide—North America			Systemwide—International
	2012	2011	Variance	2012	2011	Variance	2012	2011	Variance

TOTAL HOTELS
REVPAR ($)	120.02	118.47	1.3%	119.40	113.90	4.8%	120.84	124.62	(3.0%)
ADR ($)	168.31	169.07	(0.4%)	158.71	153.65	3.3%	182.96	192.84	(5.1%)
Occupancy (%)	71.3%	70.1%	1.2	75.2%	74.1%	1.1	66.0%	64.6%	1.4

SHERATON
REVPAR ($)	100.60	100.01	0.6%	102.83	99.02	3.8%	97.73	101.29	(3.5%)
ADR ($)	144.66	145.47	(0.6%)	139.09	135.62	2.6%	152.91	160.05	(4.5%)
Occupancy (%)	69.5%	68.8%	0.7	73.9%	73.0%	0.9	63.9%	63.3%	0.6

WESTIN
REVPAR ($)	130.68	126.36	3.4%	127.20	121.02	5.1%	139.31	139.57	(0.2%)
ADR ($)	175.54	172.73	1.6%	167.78	160.98	4.2%	196.03	204.77	(4.3%)
Occupancy (%)	74.4%	73.2%	1.2	75.8%	75.2%	0.6	71.1%	68.2%	2.9

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	222.25	226.46	(1.9%)	231.67	220.41	5.1%	217.22	229.70	(5.4%)
ADR ($)	333.40	350.40	(4.9%)	313.87	301.45	4.1%	345.67	382.31	(9.6%)
Occupancy (%)	66.7%	64.6%	2.1	73.8%	73.1%	0.7	62.8%	60.1%	2.7

LE MERIDIEN
REVPAR ($)	129.10	134.45	(4.0%)	198.93	191.02	4.1%	120.96	127.81	(5.4%)
ADR ($)	184.39	195.65	(5.8%)	236.50	232.91	1.5%	176.92	190.32	(7.0%)
Occupancy (%)	70.0%	68.7%	1.3	84.1%	82.0%	2.1	68.4%	67.2%	1.2

W
REVPAR ($)	211.39	202.03	4.6%	197.25	189.30	4.2%	248.76	235.68	5.5%
ADR ($)	269.65	264.03	2.1%	248.79	241.61	3.0%	327.16	328.81	(0.5%)
Occupancy (%)	78.4%	76.5%	1.9	79.3%	78.3%	1.0	76.0%	71.7%	4.3

FOUR POINTS
REVPAR ($)	82.43	79.77	3.3%	87.09	81.30	7.1%	75.08	77.35	(2.9%)
ADR ($)	114.52	113.41	1.0%	113.59	109.83	3.4%	116.26	119.93	(3.1%)
Occupancy (%)	72.0%	70.3%	1.7	76.7%	74.0%	2.7	64.6%	64.5%	0.1

ALOFT
REVPAR ($)	75.83	70.37	7.8%	81.03	75.02	8.0%
ADR ($)	104.88	101.79	3.0%	110.02	104.61	5.2%
Occupancy (%)	72.3%	69.1%	3.2	73.6%	71.7%	1.9

(1)	Includes same store owned, leased, managed, and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results—Same Store

For the Three Months Ended September 30,

UNAUDITED

	Systemwide (1)			Company-Operated (2)
	2012	2011	Variance	2012	2011	Variance

TOTAL WORLDWIDE
REVPAR ($)	120.02	118.47	1.3%	133.25	132.69	0.4%
ADR ($)	168.31	169.07	(0.4%)	188.60	190.54	(1.0%)
Occupancy (%)	71.3%	70.1%	1.2	70.7%	69.6%	1.1

NORTH AMERICA
REVPAR ($)	119.40	113.90	4.8%	144.65	138.78	4.2%
ADR ($)	158.71	153.65	3.3%	189.93	183.89	3.3%
Occupancy (%)	75.2%	74.1%	1.1	76.2%	75.5%	0.7

EUROPE
REVPAR ($)	169.84	186.74	(9.1%)	185.00	204.17	(9.4%)
ADR ($)	232.01	258.29	(10.2%)	245.72	273.44	(10.1%)
Occupancy (%)	73.2%	72.3%	0.9	75.3%	74.7%	0.6

AFRICA & MIDDLE EAST
REVPAR ($)	92.72	89.83	3.2%	92.65	90.21	2.7%
ADR ($)	163.63	163.27	0.2%	164.11	164.55	(0.3%)
Occupancy (%)	56.7%	55.0%	1.7	56.5%	54.8%	1.7

ASIA PACIFIC
REVPAR ($)	106.31	105.55	0.7%	107.16	104.62	2.4%
ADR ($)	160.93	163.19	(1.4%)	160.53	160.75	(0.1%)
Occupancy (%)	66.1%	64.7%	1.4	66.8%	65.1%	1.7

LATIN AMERICA
REVPAR ($)	92.27	89.55	3.0%	96.03	93.67	2.5%
ADR ($)	154.78	157.80	(1.9%)	163.67	161.19	1.5%
Occupancy (%)	59.6%	56.7%	2.9	58.7%	58.1%	0.6

(1)	Includes same store owned, leased, managed, and franchised hotels
(2)	Includes same store owned, leased, and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotel Results—Same Store (1)

For the Three Months Ended September 30,

UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2012	2011	Variance	2012	2011	Variance	2012	2011	Variance
TOTAL HOTELS	46 Hotels			21 Hotels			25 Hotels
REVPAR ($)	166.28	168.92	(1.6%)	165.15	164.42	0.4%	167.54	173.94	(3.7%)
ADR ($)	221.97	225.20	(1.4%)	212.69	208.31	2.1%	233.16	246.25	(5.3%)
Occupancy (%)	74.9%	75.0%	(0.1)	77.6%	78.9%	(1.3)	71.9%	70.6%	1.3

Total Revenue	359,047	367,298	(2.2%)	181,018	183,494	(1.3%)	178,029	183,804	(3.1%)
Total Expenses	287,784	295,910	2.7%	156,392	157,646	0.8%	131,392	138,265	5.0%

BRANDED HOTELS	41 Hotels			16 Hotels			25 Hotels
REVPAR ($)	167.73	171.44	(2.2%)	167.94	168.74	(0.5%)	167.54	173.94	(3.7%)
ADR ($)	223.34	227.41	(1.8%)	213.65	209.55	2.0%	233.16	246.25	(5.3%)
Occupancy (%)	75.1%	75.4%	(0.3)	78.6%	80.5%	(1.9)	71.9%	70.6%	1.3

Total Revenue	332,648	342,441	(2.9%)	154,619	158,637	(2.5%)	178,029	183,804	(3.1%)
Total Expenses	267,389	275,834	3.1%	135,997	137,569	1.1%	131,392	138,265	5.0%

(1)	Hotel Results exclude four hotels sold and 11 hotels without comparable results during 2011 & 2012
*	Revenues & Expenses above are represented in ‘000’s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Three Months Ended September 30,

UNAUDITED ($ millions)

	Worldwide
	2012	2011	$ Variance	% Variance
Management Fees:
Base Fees	83	81	2	2.5%
Incentive Fees	39	33	6	18.2%

Total Management Fees	122	114	8	7.0%

Franchise Fees	53	48	5	10.4%

Total Management & Franchise Fees	175	162	13	8.0%

Other Management & Franchise Revenues (1)	37	33	4	12.1%

Total Management & Franchise Revenues	212	195	17	8.7%

Other	7	7	—	—

Management Fees, Franchise Fees & Other Income	219	202	17	8.4%

(1)	Other Management & Franchise Revenues includes the amortization of deferred gains of approximately $21 in 2012 and $22 in 2011, resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership & Residential Revenues and Expenses

For the Three Months Ended September 30,

UNAUDITED ($ millions)

	2012	2011	$ Variance	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	81	82	(1)	(1.2%)
Other Sales and Services Revenues (2)	67	63	4	6.3%
Deferred Revenues — Percentage of Completion	—	(3)	3	100.0%
Deferred Revenues — Other (3)	(7)	(4)	(3)	(75.0%)

Vacation Ownership Sales and Services Revenues	141	138	3	2.2%
Residential Sales and Services Revenues (4)	67	2	65	n/m

Total Vacation Ownership & Residential Sales and Services Revenues	208	140	68	48.6%

Originated Sales Expenses (5) — Vacation Ownership Sales	53	57	4	7.0%
Other Expenses (6)	51	47	(4)	(8.5%)
Deferred Expenses — Percentage of Completion	—	(2)	(2)	(100.0%)
Deferred Expenses — Other	2	3	1	33.3%

Vacation Ownership Expenses	106	105	(1)	(1.0%)
Residential Expenses (4)	50	2	(48)	n/m

Total Vacation Ownership & Residential Expenses	156	107	(49)	(45.8%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	For 2012, includes $62 million of revenues and $50 million expenses associated with the St. Regis Bal Harbour residential project
(5)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(6)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics—Same Store

For the Nine Months Ended September 30,

UNAUDITED

	Systemwide—Worldwide			Systemwide—North America			Systemwide—International
	2012	2011	Variance	2012	2011	Variance	2012	2011	Variance

TOTAL HOTELS
REVPAR ($)	117.27	113.48	3.3%	117.19	110.50	6.1%	117.37	117.49	(0.1%)
ADR ($)	169.00	168.21	0.5%	160.73	155.67	3.3%	181.54	187.35	(3.1%)
Occupancy (%)	69.4%	67.5%	1.9	72.9%	71.0%	1.9	64.7%	62.7%	2.0

SHERATON
REVPAR ($)	98.39	95.46	3.1%	98.43	93.18	5.6%	98.35	98.29	0.1%
ADR ($)	146.06	145.06	0.7%	137.73	133.98	2.8%	157.89	160.70	(1.7%)
Occupancy (%)	67.4%	65.8%	1.6	71.5%	69.5%	2.0	62.3%	61.2%	1.1

WESTIN
REVPAR ($)	131.85	125.80	4.8%	129.32	122.57	5.5%	138.44	134.19	3.2%
ADR ($)	180.57	177.54	1.7%	173.89	168.02	3.5%	199.18	205.14	(2.9%)
Occupancy (%)	73.0%	70.9%	2.1	74.4%	73.0%	1.4	69.5%	65.4%	4.1

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	199.09	200.22	(0.6%)	226.98	211.35	7.4%	184.27	194.29	(5.2%)
ADR ($)	309.91	318.50	(2.7%)	317.29	302.48	4.9%	305.26	328.59	(7.1%)
Occupancy (%)	64.2%	62.9%	1.3	71.5%	69.9%	1.6	60.4%	59.1%	1.3

LE MERIDIEN
REVPAR ($)	127.97	127.65	0.3%	201.21	192.02	4.8%	119.70	120.34	(0.5%)
ADR ($)	184.24	191.37	(3.7%)	240.21	231.89	3.6%	176.43	185.50	(4.9%)
Occupancy (%)	69.5%	66.7%	2.8	83.8%	82.8%	1.0	67.8%	64.9%	2.9

W
REVPAR ($)	205.73	195.09	5.5%	196.01	184.20	6.4%	241.23	234.82	2.7%
ADR ($)	266.44	258.86	2.9%	251.15	242.57	3.5%	325.16	320.48	1.5%
Occupancy (%)	77.2%	75.4%	1.8	78.0%	75.9%	2.1	74.2%	73.3%	0.9

FOUR POINTS
REVPAR ($)	80.99	77.42	4.6%	79.96	74.78	6.9%	82.64	81.64	1.2%
ADR ($)	116.94	114.87	1.8%	111.72	108.13	3.3%	126.06	126.42	(0.3%)
Occupancy (%)	69.3%	67.4%	1.9	71.6%	69.2%	2.4	65.6%	64.6%	1.0

ALOFT
REVPAR ($)	74.44	69.33	7.4%	76.51	70.54	8.5%
ADR ($)	105.58	104.71	0.8%	107.44	104.47	2.8%
Occupancy (%)	70.5%	66.2%	4.3	71.2%	67.5%	3.7

(1)	Includes same store owned, leased, managed, and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results—Same Store

For the Nine Months Ended September 30,

UNAUDITED

	Systemwide (1)			Company-Operated (2)
	2012	2011	Variance	2012	2011	Variance
TOTAL WORLDWIDE
REVPAR ($)	117.27	113.48	3.3%	131.65	127.80	3.0%
ADR ($)	169.00	168.21	0.5%	190.21	189.39	0.4%
Occupancy (%)	69.4%	67.5%	1.9	69.2%	67.5%	1.7

NORTH AMERICA
REVPAR ($)	117.19	110.50	6.1%	144.87	136.69	6.0%
ADR ($)	160.73	155.67	3.3%	194.26	186.87	4.0%
Occupancy (%)	72.9%	71.0%	1.9	74.6%	73.1%	1.5

EUROPE
REVPAR ($)	145.59	156.78	(7.1%)	157.01	168.84	(7.0%)
ADR ($)	217.04	235.13	(7.7%)	228.63	247.40	(7.6%)
Occupancy (%)	67.1%	66.7%	0.4	68.7%	68.2%	0.5

AFRICA & MIDDLE EAST
REVPAR ($)	110.82	106.45	4.1%	110.98	107.08	3.6%
ADR ($)	178.47	182.61	(2.3%)	179.49	184.42	(2.7%)
Occupancy (%)	62.1%	58.3%	3.8	61.8%	58.1%	3.7

ASIA PACIFIC
REVPAR ($)	106.25	102.40	3.8%	107.62	102.38	5.1%
ADR ($)	164.33	164.01	0.2%	165.26	162.80	1.5%
Occupancy (%)	64.7%	62.4%	2.3	65.1%	62.9%	2.2

LATIN AMERICA
REVPAR ($)	98.18	91.66	7.1%	105.58	96.35	9.6%
ADR ($)	159.36	154.48	3.2%	171.00	160.60	6.5%
Occupancy (%)	61.6%	59.3%	2.3	61.7%	60.0%	1.7

(1)	Includes same store owned, leased, managed, and franchised hotels
(2)	Includes same store owned, leased, and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotel Results—Same Store (1)

For the Nine Months Ended September 30,

UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2012	2011	Variance	2012	2011	Variance	2012	2011	Variance
TOTAL HOTELS	45 Hotels			21 Hotels			24 Hotels
REVPAR ($)	160.57	159.41	0.7%	166.68	163.90	1.7%	153.63	154.31	(0.4%)
ADR ($)	220.46	220.04	0.2%	219.21	214.68	2.1%	222.02	226.87	(2.1%)
Occupancy (%)	72.8%	72.4%	0.4	76.0%	76.3%	(0.3)	69.2%	68.0%	1.2

Total Revenue	1,055,392	1,053,771	0.2%	576,479	571,181	0.9%	478,913	482,590	(0.8%)
Total Expenses	846,250	855,290	1.1%	482,735	481,761	(0.2%)	363,515	373,529	2.7%

BRANDED HOTELS	40 Hotels			16 Hotels			24 Hotels
REVPAR ($)	163.15	162.84	0.2%	173.23	171.89	0.8%	153.63	154.31	(0.4%)
ADR ($)	222.17	222.07	0.0%	222.32	217.68	2.1%	222.02	226.87	(2.1%)
Occupancy (%)	73.4%	73.3%	0.1	77.9%	79.0%	(1.1)	69.2%	68.0%	1.2

Total Revenue	985,096	988,341	(0.3%)	506,183	505,751	0.1%	478,913	482,590	(0.8%)
Total Expenses	787,414	797,489	1.3%	423,899	423,960	0.0%	363,515	373,529	2.7%

(1)	Hotel Results exclude seven hotels sold and 12 hotels without comparable results during 2011 & 2012
*	Revenues & Expenses above are represented in ‘000’s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Nine Months Ended September 30,

UNAUDITED ($ millions)

	Worldwide
	2012	2011	$ Variance	% Variance
Management Fees:
Base Fees	244	227	17	7.5%
Incentive Fees	119	95	24	25.3%

Total Management Fees	363	322	41	12.7%

Franchise Fees	150	140	10	7.1%

Total Management & Franchise Fees	513	462	51	11.0%

Other Management & Franchise Revenues (1)	110	96	14	14.6%

Total Management & Franchise Revenues	623	558	65	11.6%

Other	19	22	(3)	(13.6%)

Management Fees, Franchise Fees & Other Income	642	580	62	10.7%

(1)	Other Management & Franchise Revenues includes the amortization of deferred gains of approximately $64 in 2012 and in 2011, resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership & Residential Revenues and Expenses

For the Nine Months Ended September 30,

UNAUDITED ($ millions)

	2012	2011	$ Variance	% Variance
Originated Sales Revenues (1)—Vacation Ownership Sales	240	244	(4)	(1.6%)
Other Sales and Services Revenues (2)	209	199	10	5.0%
Deferred Revenues—Percentage of Completion	3	(3)	6	n/m
Deferred Revenues—Other (3)	(11)	(11)	—	—

Vacation Ownership Sales and Services Revenues	441	429	12	2.8%
Residential Sales and Services Revenues (4)	597	10	587	n/m

Total Vacation Ownership & Residential Sales and Services Revenues	1,038	439	599	n/m

Originated Sales Expenses (5)—Vacation Ownership Sales	164	169	5	3.0%
Other Expenses (6)	156	148	(8)	(5.4%)
Deferred Expenses—Percentage of Completion	2	(2)	(4)	n/m
Deferred Expenses—Other	8	9	1	11.1%

Vacation Ownership Expenses	330	324	(6)	(1.9%)
Residential Expenses (4)	460	6	(454)	n/m

Total Vacation Ownership & Residential Expenses	790	330	(460)	n/m

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	For 2012, includes $585 million of revenues and $460 million expenses associated with the St. Regis Bal Harbour residential project
(5)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(6)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Hotels without Comparable Results & Other Selected Items

As of September 30, 2012

UNAUDITED ($ millions)

Properties without comparable results in 2012 and 2011:

Property	Location
The Westin Peachtree Plaza	Atlanta, GA
St. Regis Bal Harbour	Bal Harbour, FL
Sheraton Kauai Resort	Koloa, HI
Grand Hotel—Florence	Florence, Italy
W London—Leicester Square	London, England
Aloft San Francisco (formerly Clarion Hotel)	Millbrae, CA
W New Orleans—French Quarter	New Orleans, LA
Sheraton Suites Philadelphia Airport	Philadelphia, PA
Hotel Maria Cristina	San Sebastian, Spain
Hotel Alfonso XIII	Seville, Spain
Four Points Tucson	Tucson, AZ
Hotel Gritti Palace	Venice, Italy

Properties sold or closed in 2012 and 2011:

Property	Location
Atlanta Perimeter	Atlanta, GA
Boston Park Plaza	Boston, MA
W Chicago—Lakeshore	Chicago, IL
W City Center	Chicago, IL
W Los Angeles—Westwood	Los Angeles, CA
The Westin Gaslamp Quarter	San Diego, CA
Hotel Bristol	Vienna, Austria

Revenues and Expenses Associated with Assets Sold or Closed in 2012 and 2011: (1)

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold or Closed in 2011:
2011
Revenues	$28	$23	$5	$—	$56
Expenses (excluding depreciation)	$28	$19	$4	$(1)	$50

Hotels Sold or Closed in 2012:
2012
Revenues	$16	$20	$12	$—	$48
Expenses (excluding depreciation)	$14	$13	$8	$—	$35

2011
Revenues	$16	$23	$22	$20	$81
Expenses (excluding depreciation)	$14	$17	$16	$14	$61

(1)	Results consist of three hotels sold in 2012 and four hotels sold in 2011. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in the statements of income for 2012 and 2011.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Capital Expenditures

For the Three and Nine Months Ended September 30, 2012

UNAUDITED ($ millions)

	Q3	YTD
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	20	36
Corporate/IT	17	52

Subtotal	37	88

Vacation Ownership and Residential Capital Expenditures:
Net capital expenditures for inventory (excluding St. Regis Bal Harbour) (2)	(10)	(30)
Capital expenditures for inventory—St. Regis Bal Harbour	3	20

Subtotal	(7)	(10)
Development Capital	78	198

Total Capital Expenditures	108	276

(1)	Maintenance capital expenditures include improvements that extend the useful life of the asset.
(2)	Represents gross inventory capital expenditures of $6 and $25 in the three and nine months ended September 30, 2012, respectively, less cost of sales of $16 and $55 in the three and nine months ended September 30, 2012, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

2012 Divisional Hotel Inventory Summary by Ownership by Brand*

As of September 30, 2012

	NAD		EUROPE		AME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	6	3,529	4	705	—	—	5	2,699	2	821	17	7,754
Westin	4	2,399	3	650	—	—	3	902	1	273	11	4,224
Four Points	2	327	—	—	—	—	—	—	—	—	2	327
W	3	1,017	2	665	—	—	—	—	—	—	5	1,682
Luxury Collection	1	643	5	584	—	—	1	181	—	—	7	1,408
St. Regis	3	732	2	261	—	—	—	—	1	160	6	1,153
Aloft	3	524	—	—	—	—	—	—	—	—	3	524
Element	1	123	—	—	—	—	—	—	—	—	1	123
Other	5	1,403	—	—	—	—	—	—	—	—	5	1,403

Total Owned	28	10,697	16	2,865	—	—	9	3,782	4	1,254	57	18,598

Managed & UJV
Sheraton	37	26,283	41	11,936	31	8,640	15	2,954	79	29,735	203	79,548
Westin	54	28,379	12	4,097	3	949	3	886	30	10,114	102	44,425
Four Points	1	171	6	1,013	7	1,329	4	517	19	6,178	37	9,208
W	25	7,670	3	364	1	441	2	433	7	1,677	38	10,585
Luxury Collection	4	1,648	19	3,003	5	1,384	7	290	8	1,740	43	8,065
St. Regis	9	1,811	2	223	2	713	2	309	8	2,039	23	5,095
Le Meridien	3	309	21	6,173	30	7,119	—	—	26	7,249	80	20,850
Aloft	—	—	2	402	1	408	2	292	6	1,327	11	2,429
Other	1	774	1	165	—	—	—	—	—	—	2	939

Total Managed & UJV	134	67,045	107	27,376	80	20,983	35	5,681	183	60,059	539	181,144

Franchised
Sheraton	163	48,519	16	4,272	2	403	10	2,566	13	6,081	204	61,841
Westin	60	19,461	3	1,176	—	—	4	1,309	9	2,730	76	24,676
Four Points	110	17,375	5	835	—	—	8	1,239	8	1,441	131	20,890
Luxury Collection	8	1,621	11	1,543	—	—	2	248	12	3,170	33	6,582
Le Meridien	8	2,161	5	1,455	—	—	1	111	3	714	17	4,441
Aloft	44	6,350	—	—	—	—	—	—	4	564	48	6,914
Element	9	1,518	—	—	—	—	—	—	—	—	9	1,518
Other	1	275	—	—	—	—	—	—	—	—	1	275

Total Franchised	403	97,280	40	9,281	2	403	25	5,473	49	14,700	519	127,137

Systemwide
Sheraton	206	78,331	61	16,913	33	9,043	30	8,219	94	36,637	424	149,143
Westin	118	50,239	18	5,923	3	949	10	3,097	40	13,117	189	73,325
Four Points	113	17,873	11	1,848	7	1,329	12	1,756	27	7,619	170	30,425
W	28	8,687	5	1,029	1	441	2	433	7	1,677	43	12,267
Luxury Collection	13	3,912	35	5,130	5	1,384	10	719	20	4,910	83	16,055
St. Regis	12	2,543	4	484	2	713	2	309	9	2,199	29	6,248
Le Meridien	11	2,470	26	7,628	30	7,119	1	111	29	7,963	97	25,291
Aloft	47	6,874	2	402	1	408	2	292	10	1,891	62	9,867
Element	10	1,641	—	—	—	—	—	—	—	—	10	1,641
Other	7	2,452	1	165	—	—	—	—	—	—	8	2,617
Vacation Ownership	12	6,780	—	—	—	—	1	580	—	—	13	7,360

Total Systemwide	577	181,802	163	39,522	82	21,386	70	15,516	236	76,013	1,128	334,239

*	Includes Vacation Ownership properties

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership Inventory Pipeline

As of September 30, 2012

UNAUDITED

	# Resorts			# of Units (1)
Brand	Total (2)	In Operations	In Active Sales	Completed (3)	Pre-sales/ Development (4)	Future Capacity (5),(6)	Total at Buildout
Sheraton	7	7	6	3,079	—	712	3,791
Westin	9	9	9	1,584	22	21	1,627
St. Regis	2	2	—	56	—	—	56
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	2	2	1	99	—	1	100

Total SVO, Inc.	21	21	16	4,824	22	734	5,580

Unconsolidated Joint Ventures (UJV’s)	1	1	1	198	—	—	198

Total including UJV’s	22	22	17	5,022	22	734	5,778

Total Intervals Including UJV’s (7)				261,144	1,144	38,168	300,456

(1)	Lockoff units are considered as one unit for this analysis.
(2)	Includes resorts in operation, active sales or future development.
(3)	Completed units include those units that have a certificate of occupancy.
(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.
(5)	Based on owned land and average density in existing marketplaces
(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.
(7)	Assumes 52 intervals per unit.